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                                                                     EXHIBIT 5.1

                      [VINSON & ELKINS L.L.P. LETTERHEAD]



                                November 24, 1999



International Home Foods, Inc.
1633 Littleton Road
Parsippany, New Jersey 07054

         Re: Registration and Sale of up to 11,500,000 Shares of Common Stock, par value $.01 per share, of International Home Foods, Inc.

Ladies and Gentlemen:

         We are acting as counsel to International Home Foods, Inc., a Delaware corporation (the "Company"), in connection with the registration and sale of up to 11,500,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), to be sold by certain of the Company's stockholders (the "Selling Stockholders") named in the Underwriting Agreement (as defined below). The Shares will be sold pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into among the Company, the Selling Stockholders and Donaldson, Lufkin & Jenrette Securities Corporation, as the representative of the several underwriters (the "Underwriters").

         We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based on the foregoing, we are of the opinion that the Shares have been duly authorized, validly issued, fully paid and nonassessable.

         In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company and public officials, and we have not independently checked or verified the accuracy of the statements contained therein.

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International Home Foods, Inc.
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November 24, 1999

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company to effect the registration of the Shares under the Securities Act of 1933, and to the reference to our firm under the caption "Legal matters" in the Prospectus constituting a part of the Registration Statement.


                                           Very Truly Yours,

                                           VINSON & ELKINS L.L.P.



                                           By: /s/ A. WINSTON OXLEY
                                               --------------------------------
                                               A. Winston Oxley